                                                                    EXHIBIT 21.1


                                  Exhibit 21.1



                         Subsidiaries of the Registrant



Subsidiaries of the registrant as of the date of the registration statement:
---------------------------------------------------------------------------

AAP Acquisition Corporation



Subsidiaries of Advance Holding Corporation as of the date of the registration
------------------------------------------------------------------------------
statement:
---------

Advance Stores Company, Incorporated
Advance Auto Parts, Inc.

         LARALEV, INC.
         Western Auto Supply Company
         Western Auto of Puerto Rico, Inc.
         Western Auto of St. Thomas, Inc.
         WASCO Insurance Agency, Inc.
         Advance Trucking Corporation
         AAP Acquisition Corporation


Pro forma subsidiaries of the registrant after giving effect to the merger and
------------------------------------------------------------------------------
the reincorporation merger described in the registration statement:
------------------------------------------------------------------


Advance Stores Company, Incorporated

         LARALEV, INC.
         Western Auto Supply Company
         Western Auto of Puerto Rico, Inc.
         Western Auto of St. Thomas, Inc.
         WASCO Insurance Agency, Inc.
         Advance Trucking Corporation

         Discount Auto Parts, Inc.
         Discount Auto Parts Asset Management, Inc.
         Discount Auto Parts Distribution Center, Inc.
         Discount Auto Parts Acceptance Corp.
         Discount Auto Parts Management Services Corp.
         Discount Auto Parts Licensing Company
         HLA Acquisition Inc.



                                       2